================================================================================

                           SCHEDULE 14A INFORMATION
                                (RULE 14A-101)
                          REQUIRED IN PROXY STATEMENT

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Blue Chip Value Fund, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          BLUE CHIP VALUE FUND, INC.
                            1225 SEVENTEENTH STREET
                                  26TH FLOOR
                            DENVER, COLORADO 80202

                                                               Denver, Colorado
                                                                April 9, 1998

To Our Stockholders:

  It is our pleasure to invite you to your Company's Annual Meeting of Stockholders to be held at the Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado, on Tuesday, May 12, 1998, at 12:00 noon (Mountain Time). Formal notice of the Annual Meeting appears on the next page and is followed by the Proxy Statement.

  Blue Chip Value Fund, Inc. (the "Fund") celebrated its 10th anniversary in 1997. There have been many changes in the market environment over this time period. We have reviewed all of the Fund's investment policies and limitations to ensure that its investment approach is best suited to obtaining the Fund's long-standing investment objective. The investment objective is to seek a high level of total return through capital appreciation and current income consistent with investment primarily in a diversified portfolio of common stocks. The investment adviser's selection process combines quantitative research and portfolio management experience. As a result of this review, the Board of Directors approved several proposed changes to the Fund's investment policies. The primary purpose of the proposed changes is to increase the opportunity to provide attractive returns by increasing the number of large-capitalization stocks eligible for investment by the Fund, and permitting the limited use of financial futures, options, short sales and borrowing. These proposed revisions do not reflect a change in the investment approach of the investment adviser and are not intended to change significantly the Fund's investment operations. We hope you agree with the Board of Directors' recommendation to vote FOR these proposals.

  We look forward to seeing you at the Annual Meeting. We urge you, in any event, to complete and return the enclosed proxy card in the envelope provided. If you do attend, you may vote in person.

  The Annual Report of the Blue Chip Value Fund, Inc. for the year ended December 31, 1997 has previously been mailed to stockholders of record. It is enclosed with this mailing to beneficial owners of the company's stock who may not have previously received it. The Annual Report is not to be considered proxy soliciting material.

                                          Sincerely,

                                          Kenneth V. Penland, C.F.A.
                                           Chairman

                            YOUR VOTE IS IMPORTANT

  WE CONSIDER THE VOTE OF EACH STOCKHOLDER IMPORTANT, WHATEVER THE NUMBER OF SHARES HELD. PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. THE PROMPT RETURN OF YOUR PROXY WILL SAVE EXPENSE TO YOUR COMPANY.

                          BLUE CHIP VALUE FUND, INC.
           1225 SEVENTEENTH STREET 26TH FLOOR DENVER, COLORADO 80202

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                                                               Denver, Colorado
                                                                 April 9, 1998

To the Stockholders of
 Blue Chip Value Fund, Inc.:

  The Annual Meeting of Stockholders of Blue Chip Value Fund, Inc. (the "Fund") will be held at Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado, on Tuesday, May 12, 1998, at 12:00 noon (Mountain time), for the following purposes:

  1. To elect two (2) Class I directors to serve until the Annual Meeting of Stockholders in the year 2001 and until the election and qualification of their successors.

  2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Fund's independent auditors for its fiscal year ending December 31, 1998.

  3. To approve a change to the Fund's fundamental investment policies and limitations regarding investment of 75% of its total assets in equity securities of large domestic companies ("Proposal 3").

  4. To approve the termination of the Fund's fundamental policy which prohibits the purchase of securities on margin and the adoption of a non-fundamental policy to permit the Fund to engage in such transactions in certain limited circumstances ("Proposal 4").

  5. To approve the termination of the Fund's fundamental policy which prohibits short sales of securities and the adoption of a non-fundamental policy to permit the Fund to engage in such transactions in certain circumstances ("Proposal 5").

  6. To approve the termination of the Fund's fundamental policies which prohibit the purchase of warrants, rights, options or indices, and approve an amendment to a fundamental policy to permit the purchase of financial futures ("Proposal 6").

  7. To approve the termination of the Fund's fundamental policy prohibiting borrowing in most circumstances and the adoption of a non-fundamental policy to permit leverage of up to 15% of the Fund's total assets and certain other borrowings ("Proposal 7").

  8. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The subjects referred to above are discussed in the Proxy Statement attached to this Notice. Each Stockholder is invited to attend the Annual Meeting in person. Holders of record at the close of business on March 10, 1998 are entitled to receive notice of and to vote at the Meeting. IF YOU CANNOT BE PRESENT AT THE ANNUAL MEETING, WE URGE YOU TO FILL IN, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN COMPLETING AND RETURNING YOUR PROXY PROMPTLY.

                                          W. Bruce McConnel, III
                                          Secretary

                        ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                          BLUE CHIP VALUE FUND, INC.
                            1225 SEVENTEENTH STREET
                                  26TH FLOOR
                            DENVER, COLORADO 80202

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                                                  April 9, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Blue Chip Value Fund, Inc. (the "Fund") for use at the Fund's Annual Meeting of Stockholders to be held at Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado, on Tuesday, May 12, 1998, at 12:00 noon (Mountain time), and at any adjournment thereof (the "Meeting").

  Any person giving a proxy may revoke it at any time prior to its use. Signed proxies received by the Fund in time for voting and not so revoked will be voted in accordance with the directions specified therein. The Board of Directors recommends a vote FOR the election of Directors as listed, FOR the appointment by the Board of Directors of Ernst & Young LLP as the Fund's independent auditors and FOR Proposals 3-7. If no specification is made, the proxy will be voted for the election of Directors as listed, for the appointment of Ernst & Young LLP as auditors and for Proposals 3-7.

  Costs of soliciting proxies will be borne by the Fund. Morrow & Co. has been retained to solicit proxies in connection with the Meeting for a fee of approximately $7,500. It is anticipated that banks, brokerage houses, and other custodians will be requested on behalf of the Fund to forward solicitation material to their principals to obtain authorizations for the execution of proxies. In addition to soliciting proxies by use of the mails, some of the officers of the Fund and persons affiliated with Denver Investment Advisors LLC, the Fund's investment adviser, may, without remuneration, solicit proxies personally or by telephone or telefax.

  On March 10, 1998, the record date for determining the Stockholders entitled to vote at the Meeting, there were outstanding 14,519,942 shares of common stock, constituting all of the Fund's outstanding voting securities. Each share of common stock is entitled to one vote. This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and the enclosed proxy are being mailed on or about April 9, 1998 to Stockholders of record on the record date.

  THE FUND PREPARES AND MAILS TO ITS STOCKHOLDERS FINANCIAL REPORTS ON A SEMI-ANNUAL BASIS. THE FUND WILL FURNISH TO STOCKHOLDERS UPON REQUEST, WITHOUT CHARGE, COPIES OF ITS ANNUAL REPORT TO STOCKHOLDERS, CONTAINING AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997. REQUESTS FOR SUCH ANNUAL REPORT SHOULD BE DIRECTED TO MR. JASPER R. FRONTZ, TREASURER, BLUE CHIP VALUE FUND, INC., 1225 SEVENTEENTH STREET, 26TH FLOOR, DENVER, COLORADO 80202 OR TELEPHONE TOLL-FREE (800) 624-4190. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL.

                     1. NOMINEES FOR ELECTION AS DIRECTORS

  The Fund's By-Laws provide that the Board of Directors shall consist of three classes of members. Directors are chosen for a term of three years and the term of one class of directors expires each year. The Board of Directors has designated two candidates for whom proxies solicited by the Fund will be voted if requisite authority is granted. One of the nominees is presently a director of the Fund and the other is its President. In order for any other person to be nominated for election to the Board of Directors at this Meeting, the By-Laws require the proposed nominee to notify the Fund in writing by the tenth day following the day on which notice of the Meeting is mailed and to provide such written information to the Fund as its Secretary may reasonably require. This Proxy Statement is expected to be mailed on April 9, 1998, and, if such occurs, any such notice must be received by the Fund on or before April 19, 1998.

 The following table sets forth by class the nominees and the other directors, their ages, principal occupations for the past five or more years, and any other directorships they hold in companies which are subject to the reporting requirements of the Securities Exchange Act of 1934 or are registered as investment companies under the Investment Company Act of 1940, as amended (the "1940 Act").

NOMINEES FOR CLASS I DIRECTOR--TO BE ELECTED FOR A TERM OF THREE YEARS UNTIL THE ANNUAL MEETING IN THE YEAR 2001.

TODGER ANDERSON, C.F.A.*
1225 Seventeenth Street, 26th Floor, Denver, Colorado 80202
President of the Fund

President and Executive Manager, Denver Investment Advisors LLC (since 1995); prior thereto President and Director of Portfolio Management, Denver Investment Advisors, Inc. and former director of the Fund; Portfolio Manager, Westcore MIDCO Growth Fund (since 1986). Age 53.

ROBERT J. GREENEBAUM
111 W. Washington Street, Room 957, Chicago, Illinois 60602
Director of the Fund

Independent Consultant; former Chairman of the Board and Director, Selected American Shares, Inc. and Selected Special Shares, Inc., Santa Fe, New Mexico; Director, United Asset Management Corp., Boston, Massachusetts; former Chairman of the Board and Trustee, Selected Capital Preservation Trust, Santa Fe, New Mexico. Mr. Greenebaum provides consulting services from time to time to Denver Investment Advisors LLC. Age 80.

OTHER DIRECTORS:

CLASS II DIRECTORS--TERM EXPIRES IN 1999.

ROBERT M. INMAN
1450 So. Clayton Street, Denver, Colorado 80210
Director of the Fund

Real Estate Investment Advisor and Consultant (since 1988) (real estate development and construction); former Director, First National Bank of Parker, N.A., Parker, Colorado. Age 57.

RICHARD C. SCHULTE
34507 Squaw Pass Road, Evergreen, Colorado 80439
Director of the Fund

Private Investor; prior thereto President, Transportation Service Systems, Inc. (since 1993); prior thereto Employee, Southern Pacific Lines, Denver, Colorado. Prior thereto, Employee, Rio Grande Industries, Denver, Colorado (holding company) (since 1991), Vice President Finance and Treasurer, Rio Grande Holdings, Inc., Denver, Colorado (since 1990), and Vice President, Denver & Rio Grande Western Railroad Company, Denver, Colorado. Age 53.
--------
 * Mr. Anderson is an "interested person" of the Fund, as that term is defined in the 1940 Act, because Mr. Anderson is an officer and executive manager of the investment adviser and an officer of the Fund.

CLASS III DIRECTORS--TERM EXPIRES IN THE YEAR 2000

KENNETH V. PENLAND, C.F.A.**
1225 Seventeenth Street, 26th Floor, Denver, Colorado 80202
Chairman of the Board and Director of the Fund

Chairman and Executive Manager, Denver Investment Advisors LLC (since 1995); prior thereto Chairman of the Board and Director of Research, Denver Investment Advisors, Inc.; President, Westcore Funds. Age 55.

ROBERTA M. WILSON, C.F.A.
1600 W. Twelfth Avenue, Denver, Colorado 80254
Director of the Fund

Director of Finance, Denver Board of Water Commissioners, Denver, Colorado. Age 54.

  Messrs. Penland and Inman and Ms. Wilson have served as directors of the Fund since its organization and were elected by the initial Stockholders of the Fund. Mr. Schulte has served as a director of the Fund since October 21, 1987 when he was appointed to the Board to fill a vacancy created when the Board, in accordance with the Fund's By-Laws, increased the number of directors comprising the Board from three to four. Mr. Greenebaum was elected to the Board of Directors at the 1988 Annual Meeting of Stockholders to fill a vacancy created when the number of directors was increased from four to six. Mr. Anderson, who has been President of the Fund since its organization, previously served as a director of the Fund from May 12, 1988 to March 31, 1995. Mr. Anderson resigned on March 31, 1995 because of a change in control of the Fund's investment adviser, in order to comply with the applicable provisions of Section 15(f) of 1940 Act which require that at least 75% of the directors of the Fund be disinterested directors for a period of three years following the change in control.

  No director or officer of the Fund who is also a director, officer, or employee of the investment adviser or any of its parents, received any remuneration from the Fund during 1997. The other directors taken as a group were either paid or had accrued directors' fees for 1997 from the Fund in the aggregate amount of $40,000. For the period January 1, 1997 through June 30, 1997, they received an annual retainer of $4,000 plus a meeting fee of $1,000 for each regular Board meeting attended. Effective July 1, 1997, the annual retainer was increased to $6,000 and the fee for each regular Board meeting attended was increased to $1,500. The Fund expects the basis of such compensation to continue during 1998. The Board of Directors held four regularly scheduled meetings during the year ended December 31, 1997. All of the directors attended every Board meeting.

  On or about May 21, 1997, the occasion of the Fund's tenth anniversary, on behalf of the Fund, the investment adviser purchased for each of the Fund's four directors who are not "interested persons" of the Fund as that term is defined in the 1940 Act 1,000 shares of the Fund's common stock. The cost to the investment adviser was $9,175 for each director who is not an "interested person", or a total of $36,700. Although these shares might be deemed to represent additional compensation to those directors, the Fund did not bear the cost of acquiring the shares.
--------
** Mr. Penland is an "interested person" of the Fund, as that term is defined in the 1940 Act, because Mr. Penland is an officer and executive manager of the investment adviser and an officer and director of the Fund.

  The following table provides information concerning the compensation of each of the Fund's directors for services rendered during the Fund's fiscal year ended December 31, 1997, exclusive of shares of common stock purchased by the investment adviser for certain directors as described above:

                              COMPENSATION TABLE

                                          PENSION OR                            TOTAL
                          AGGREGATE   RETIREMENT BENEFITS    ESTIMATED      COMPENSATION
                         COMPENSATION ACCRUED AS PART OF  ANNUAL BENEFITS     FROM FUND
     NAME OF PERSON       FROM FUND      FUND EXPENSES    UPON RETIREMENT PAID TO DIRECTORS
     --------------      ------------ ------------------- --------------- -----------------
Robert J. Greenebaum....   $10,000           $-0-              $-0-            $10,000
Robert M. Inman.........   $10,000           $-0-              $-0-            $10,000
Kenneth V. Penland......   $   -0-           $-0-              $-0-            $   -0-
Richard C. Schulte......   $10,000           $-0-              $-0-            $10,000
Roberta M. Wilson.......   $10,000           $-0-              $-0-            $10,000

  Drinker Biddle & Reath LLP, of which W. Bruce McConnel, III, Secretary of the Fund, is a partner, received fees during the year ended December 31, 1997 for services rendered as the Fund's legal counsel.

  The Fund has a standing Audit Committee of the Board composed of Messrs. Inman, Greenebaum and Schulte, and Ms. Wilson. The functions of the Audit Committee are to meet with the Fund's independent auditors to review the scope and findings of the annual audit, discuss the Fund's accounting policies, discuss any recommendation of the independent auditors with respect to the Fund's management practices, review the impact of changes in accounting standards upon the Fund's financial statements, recommend to the Board of Directors the selection of independent auditors, and perform such other duties as may be assigned to the Committee by the Board of Directors. The Audit Committee met one time in 1997, and all members of the Audit Committee were present.

  Section 30(f) of the 1940 Act and Section 16(a) of the Securities Exchange Act of 1934 require the Fund's directors and officers, certain affiliated persons of the investment adviser, and persons who own more than ten percent of the Fund's shares to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of shares of the Fund. Specific due dates for these reports have been established and the Fund is required to disclose in this Proxy Statement any failure to file by the specific due dates. To the Fund's knowledge, all of these filing requirements were satisfied during 1997, except that Messrs. Greenebaum, Penland and Schulte, directors of the Fund, and Mr. Anderson and Ms. Schock, officers of the Fund, did not file on a timely basis one report relating to one transaction. In addition, Ms. Schock did not file on a timely basis one report which concerned transactions which occurred in 1995. In making these disclosures, the Fund has relied on copies of reports that were furnished to it and written representations of its directors, officers and investment adviser.

  The Board of Directors recommends that Stockholders vote FOR the election of Messrs. Anderson and Greenebaum as Class I directors to serve until the Annual Meeting of Stockholders in the year 2001 and until the election and qualification of their successors.

            2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Stockholders are asked to act upon a proposal to ratify the appointment by the directors of Ernst & Young LLP as the Fund's independent auditors for the fiscal year ending December 31, 1998.

  For the fiscal year ended December 31, 1997, Ernst & Young LLP performed both audit and non-audit services for the Fund. Services consisted of audits of the Fund's financial statements and review and consultation in connection with filings with the Securities and Exchange Commission. Related services consisted of a review of the Fund's status under Subchapter M of the Internal Revenue Code of 1986.

  Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement, if they desire to do so, and be able to respond to appropriate questions from Stockholders.

  The Board of Directors recommends that Stockholders vote FOR the ratification of Ernst & Young LLP as the Fund's independent auditors for its fiscal year ending December 31, 1998.

  3.  APPROVAL OF CHANGES IN FUNDAMENTAL INVESTMENT POLICIES AND LIMITATIONS.

  At a meeting of the Fund's Board of Directors on February 23, 1998, the directors approved proposed changes to the Fund's fundamental investment policies and limitations, including the elimination of certain fundamental investment policies and the adoption of certain non-fundamental policies, and recommended that such changes be submitted to the Fund's stockholders for approval at the Annual Meeting of Stockholders on May 12, 1998. A "fundamental" investment policy or limitation is one that may be changed only with the approval of stockholders. The proposed revisions do not reflect a change in the investment approach of the investment adviser and are not intended to change significantly the Fund's investment operations. The primary purpose of the proposed changes is to increase the Fund's flexibility by eliminating certain fundamental policies, increasing the number of large-capitalization stocks eligible for investment by the Fund, and permitting the limited use of financial futures, options, short sales and borrowing for investment leverage.

  Certain investment policies and limitations of the Fund are matters of fundamental policy and may not be changed without the approval of its shareholders. These proposed changes to the language of the Fund's Investment Objectives and Policies are set forth below in Proposals 3-7.

A. PROPOSAL 3.

                                                            PROPOSED NEW
         CURRENT INVESTMENT POLICY                        INVESTMENT POLICY
-------------------------------------------  -------------------------------------------
           (FUNDAMENTAL POLICY)                         (FUNDAMENTAL POLICY)
The Fund has a fundamental policy that       The Fund has a fundamental policy that
during normal conditions it will at all      during normal conditions it will at all
times have at least 75% of its total assets  times have at least 75% of its total assets
invested in common stocks selected from      invested in equity securities of large
among those issued by (a) the 300 largest,   companies with headquarters in the United
dividend-paying companies with headquarters  States, such as those included in, or
in the United States as measured by the      similar in size to those included in,
market value of publicly-traded common       Standard & Poors' 500 Composite Stock Price
stock, or (b) the 300 largest, dividend-     Index. The Fund calculates this requirement
paying companies with headquarters in the    by adding the market values of common
United States as measured by revenues.       stocks, securities convertible into common
                                             stocks and rights and warrants to acquire
                                             common stocks to the net option premiums on
                                             individual common stocks and the notional
                                             principal of net futures positions, and
                                             subtracting from that total the market
                                             values of securities sold short.

  Explanation of Proposed Change: The proposal would broaden the number of large, domestic companies that are eligible for investment by the Fund and eliminate the requirement that they pay current dividends. The proposal would not change the Fund's primary emphasis on a value approach to investing in blue chip stocks. The new policy would continue to be a fundamental policy.

B. PROPOSAL 4.

                                                           PROPOSED NEW
         CURRENT INVESTMENT POLICY                       INVESTMENT POLICY
------------------------------------------- -------------------------------------------
           (FUNDAMENTAL POLICY)                      (NON-FUNDAMENTAL POLICY)
The Fund may not purchase securities on     The Fund does not intend to purchase
margin.                                     securities on margin, except that the Fund
                                            may obtain such short-term credits as are
                                            necessary for the clearance of securities
                                            transactions, and may make margin payments
                                            in connection with futures contracts and
                                            related options.

  Explanation of Proposed Change: The proposal would facilitate the clearance of securities transactions. It would also permit margin payments for options and futures contracts. The Fund intends to engage in such transactions on a limited basis. The proposal would eliminate a fundamental policy and adopt a non-fundamental policy. A non-fundamental policy may be changed in the future by the Board of Directors without requiring a shareholder vote.

C. PROPOSAL 5.

                                                           PROPOSED NEW
         CURRENT INVESTMENT POLICY                       INVESTMENT POLICY
------------------------------------------- -------------------------------------------
           (FUNDAMENTAL POLICY)                      (NON-FUNDAMENTAL POLICY)
The Fund may not sell securities short.     The Fund may make short sales of securities
                                            for purposes of hedging securities held or
                                            to seek to enhance the performance of the
                                            Fund. In a short sale transaction, the Fund
                                            borrows a security from a broker and sells
                                            it with the expectation that it will
                                            replace the security borrowed from the
                                            broker by repurchasing the same security at
                                            a lower price. These transactions may
                                            result in gains if a security's price
                                            declines, but may result in losses if a
                                            security's price does not decline in price.
                                            When the Fund engages in short sales,
                                            unless the short sale is otherwise
                                            "covered" in accordance with the policies
                                            of the SEC, the Fund will be required to
                                            maintain in a segregated account an amount
                                            of liquid assets equal to the difference
                                            between: (a) the market value of the
                                            security sold short as calculated on a
                                            daily basis and (b) any cash or United
                                            States Government securities required to be
                                            deposited as collateral with the broker in
                                            connection with the short sale (not
                                            including the proceeds from the short
                                            sale). In addition, until the Fund replaces
                                            the borrowed security, the Fund will
                                            maintain the segregated account on a daily
                                            basis at such a level that the amount
                                            deposited in the account plus the amount
                                            deposited with the broker as collateral
                                            will equal the current market value of the
                                            security sold short. Short sale
                                            transactions will be conducted so that not
                                            more than 10% of the value of the Fund's
                                            total assets at the time of entering into
                                            the short sale (exclusive of proceeds from
                                            short sales) will be, when added together,
                                            (a) in deposits collateralizing the
                                            obligation to replace securities borrowed
                                            to effect short sales, and (b) allocated to
                                            the segregated account in connection with
                                            short sales.

  Explanation of Proposed Change: The proposal would permit the Fund more flexibility to manage risk through hedging securities owned and to enhance performance by engaging in short sale transactions. The proposal would eliminate a fundamental policy and adopt a non-fundamental policy. A non-fundamental policy may be changed in the future by the Board of Directors without requiring a shareholder vote.

D. PROPOSAL 6.

                                                         PROPOSED AMENDED
         CURRENT INVESTMENT POLICY                       INVESTMENT POLICY
------------------------------------------- -------------------------------------------
           (FUNDAMENTAL POLICY)                        (FUNDAMENTAL POLICY)
(a) The Fund may not purchase or sell       (a) The Fund may not purchase or sell
commodities, commodity contracts or         commodities, commodity contracts, or
futures.                                    futures, except futures on financial
                                            instruments.

                                                           PROPOSED NEW
         CURRENT INVESTMENT POLICY                       INVESTMENT POLICY
------------------------------------------- -------------------------------------------
           (FUNDAMENTAL POLICY)                  (NON-FUNDAMENTAL POLICY DELETED)
(b) The Fund may not purchase or sell any   (b) This restriction is eliminated. The
warrants, rights, options or indices.       Board of Directors has adopted, conditional
                                            upon approval of this Proposal 6,
                                            limitations on the use of options and
                                            financial futures contracts.

  Explanation of Proposed Change: The proposal would permit the Fund more flexibility to manage risk and portfolio volatility, as well as enhance return, by engaging in transactions in financial futures and options. The proposal would eliminate fundamental policies prohibiting the purchase or sale of warrants, rights, options or indices. The fundamental policies would continue to prohibit the purchase of commodities, commodity contracts and futures (except financial futures). A non-fundamental policy may be changed in the future by the Board of Directors without requiring a shareholder vote. The Fund intends to engage in such transactions on a limited basis.

E. PROPOSAL 7.

                                                        PROPOSED NEW
          CURRENT INVESTMENT POLICY                  INVESTMENT POLICY
 ------------------------------------------- ---------------------------------
            (FUNDAMENTAL POLICY)                  (NON-FUNDAMENTAL POLICY)
 The Fund may not issue senior securities or The Fund may issue senior borrow money, except for (i) temporary bank securities or borrow money from
 borrowings (not in excess of 5% of the      banks or other lenders in an
 value of its total assets) for emergency or amount not exceeding 15% of the
 extraordinary purposes, (ii) such short-    value of its total assets when
 term credits (not in excess of 5% of the    the investment adviser believes
 value of its total assets) as are necessary that the return from securities
 for the clearance of securities             purchased with borrowed funds
 transactions, (iii) borrowings from banks   will be greater than the cost of
 and other financial institutions, in an     the borrowing. Otherwise, the
 amount not exceeding 10% of its total       Fund will not issue senior
 assets and on an unsecured basis, to        securities or borrow money except
 finance the repurchase of its shares, and   for (i) temporary bank borrowings
 (iv) the borrowing of an amount             (not in excess of 5% of the value
 approximately equal to the underwriting     of its total assets), (ii) short-
 discount and organizational and offering    term credits (not in excess of 5%
 expenses with respect to its initial public of the value of its total assets)
 offering.                                   as are necessary for the
                                             clearance of securities
                                             transactions, and (iii)
                                             borrowings from banks or other
                                             lenders to finance the repurchase
                                             of its shares.

  Explanation of Proposed Change: The proposal would eliminate the fundamental policy prohibiting most borrowings and approve the adoption of a non-fundamental policy permitting borrowing to obtain investment leverage in amounts up to 15% of the Fund's total assets and for certain other purposes. The proposal would remove a fundamental policy and adopt a non-fundamental policy, thus eliminating the requirement that further changes to the policy be submitted to a shareholder vote.

F. VOTES REQUIRED FOR THE ELECTION OF DIRECTORS AND APPROVAL OF MATTERS   AT
THE MEETING

  A quorum for the transaction of business at the Meeting is constituted by the presence in person or by proxy of holders of a majority of the outstanding shares of common stock of the Fund. If a Proxy is properly executed and returned accompanied by instructions to withhold authority, or is marked with an abstention, the shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. In the election of directors, the nominees receiving the highest number of votes cast at the Meeting will be elected, assuming that each receives the votes of a majority of the outstanding shares of common stock. The withholding of voting authority with respect to the election of a director means that the shares withheld will not be counted toward the required majority. Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the votes cast at the Meeting. Approval of Proposals 3-7 requires the affirmative "vote of a majority of the outstanding voting securities". The "vote of a majority of the outstanding voting securities" means the vote, at the annual meeting of the security holders, (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities, whichever is less. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be deemed to be abstentions. An abstention will have no effect (i.e. will not be considered a vote "for" or "against") with respect to Proposal 2 and will have the effect of a vote against Proposals 3-7.

G. OTHER BUSINESS

  The Management of the Fund does not know of any other matters to be brought before the Meeting. If such matters are properly brought before the Meeting, proxies not limited to the contrary will be voted in accordance with the best judgment of the person or persons acting thereunder. To propose any business for consideration at this Meeting (other than matters included in this Proxy Statement), the By-Laws require a Stockholder to notify the Fund in writing by the tenth day following the day on which notice of the Meeting is mailed and to provide such written information to the Fund as its Secretary may reasonably require. This Proxy Statement is expected to be mailed to Stockholders on April 9, 1998, and, if such occurs, any such notice must be received by the Fund on or before April 19, 1998.

                            ADDITIONAL INFORMATION

INVESTMENT ADVISER

  Denver Investment Advisors LLC serves as investment adviser for the Fund and is located at 1225 Seventeenth Street, 26th Floor, Denver, CO 80202.

ADMINISTRATOR

  American Data Services, Inc. serves as administrator for the Fund and is located at Hauppauge Corporate Center, 150 Motor Parkway, Suite 109, Hauppauge, NY 11788.

MANAGEMENT

  Information concerning the names, ages, positions with the Fund, current affiliations, and principal occupations of the principal officers of the Fund, other than Messrs. Anderson and Penland, is set out below. Information concerning Messrs. Anderson and Penland is set forth on pages 3 and 4.

  VARILYN K. SCHOCK, C.F.A.
  Vice President of the Fund

  Vice President and Member, Denver Investment Advisors LLC (since 1995); prior thereto Vice President, Quantitative Strategies, Denver Investment Advisors, Inc. (since 1991); Portfolio Manager, Westcore Blue Chip Fund and Westcore Small-Cap Opportunity Fund (since 1991). Age 36.

  W. BRUCE MCCONNEL, III
  Secretary of the Fund

  Partner of the law firm of Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania. Age 55.

  JASPER R. FRONTZ, C.P.A.
  Treasurer of the Fund

  Director of Mutual Fund Administration, Denver Investment Advisors LLC (since 1997); prior thereto Fund Controller, ALPS Mutual Fund Services, Inc. (1995- 1997); Senior Accountant, Deloitte & Touche LLP (1991-1995); Treasurer, Westcore Funds (since 1997). Age 29.

  Officers of the Fund are elected by the Board of Directors and, subject to the earlier termination of office, each officer holds office for the term of one year and until his or her successor is elected and qualified.
Messrs. Anderson, Penland and McConnel have served as officers of the Fund since its inception and were initially elected at the organizational meeting of the Fund on February 4, 1987. Ms. Schock has served as an officer of the Fund since November 13, 1991. Mr. Frontz has served as an officer of the Fund since November 11, 1997.

SECURITY OWNERSHIP

  The following table sets forth, as of January 1, 1998, beneficial ownership of the Fund's shares by (1) each director and (2) all directors and officers as a group:

                                                   NUMBER OF SHARES     PERCENT
NAME                                            BENEFICIALLY OWNED(/1/) OF CLASS
----                                            ----------------------- --------
Kenneth V. Penland.............................         145,413(/2/)        1%
Robert J. Greenebaum...........................          12,748             *
Robert M. Inman................................           4,165             *
Richard C. Schulte.............................           1,825(/3/)        *
Roberta M. Wilson..............................           2,230(/4/)        *
Todger Anderson................................          66,882             *
All directors and officers as a group..........         235,347           1.6%

--------
(/1/) Unless otherwise indicated the beneficial owner has sole voting and investment power.
(/2/) Including 41,125 shares held by Mr. Penland, 65,347 shares owned by Mr.
      Penland's wife, 16,914 shares jointly owned by Mr. Penland and his wife, and 22,027 shares owned by Mr. Penland's daughter.
(/3/) These shares include 825 shares that are owned by Mr. Schulte's wife. (/4/) These shares are owned jointly by Ms. Wilson and her husband.
(*)   Less than 1%.

                  STOCKHOLDER PROPOSALS--1999 ANNUAL MEETING

  A Stockholder who intends to present a proposal which relates to a proper subject for Stockholder action at the 1999 Annual Meeting of Stockholders, and who wishes such proposal to be considered for inclusion in the Fund's proxy materials for such meeting, must cause such proposal to be received, in proper form, at the Fund's principal executive offices no later than November 30, 1998. Any such proposals, as well as any questions relating thereto, should be directed to the Fund to the attention of its President.

April 9, 1998

  STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              FORM OF PROXY CARD

                          BLUE CHIP VALUE FUND, INC.


          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BLUE CHIP VALUE FUND, INC. (THE "FUND") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 1998 AT 12:00 NOON (MOUNTAIN TIME) AT THE WESTIN TABOR CENTER, 1672 LAWRENCE STREET, DENVER, COLORADO.


          The undersigned hereby appoints Louis J. Kahanek, Jr. and Steven G. Wine, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Annual Meeting, and all adjournments thereof, all shares of common stock held of record by the undersigned on the record date for the Annual Meeting, upon the following matters, and upon any other matter which may properly come before the Annual Meeting, at their discretion.


          1. Election of Directors:   Todger Anderson
                                      Robert Greenebaum


             ____ FOR both nominees listed above (except as marked to the contrary)


             ____ WITHHOLD AUTHORITY to vote for both nominees listed
                  above


                  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NAME ON THE LINE PROVIDED BELOW.)


                         __________________________________

          2. Proposal to ratify the selection of Ernst & Young LLP as independent auditors for the Fund for its fiscal year ending December 31, 1998.


             ____ FOR             ____ AGAINST        ____ ABSTAIN

          3. Proposal to approve a change to the Fund's fundamental investment policies and limitations regarding investment of 75% of its total assets in equity securities of large domestic companies ("Proposal 3").


               ____ FOR             ____ AGAINST        ____ ABSTAIN

          4. Proposal to approve the termination of the Fund's fundamental policy which prohibits the purchase of securities on margin and the adoption of a non-fundamental policy to permit the Fund to engage in such transactions in certain limited circumstances ("Proposal 4").


               ____ FOR             ____ AGAINST        ____ ABSTAIN

          5. Proposal to approve the termination of the Fund's fundamental policy which prohibits short sales of securities and the adoption of a non-fundamental policy to permit the Fund to engage in such transactions in certain circumstances ("Proposal 5").


               ____ FOR             ____ AGAINST        ____ ABSTAIN

          6. Proposal to approve the termination of the Fund's fundamental policies which prohibit the purchase of warrants, rights, options or indices, and approve an amendment to a fundamental policy to permit the purchase of financial futures. ("Proposal 6").


               ____ FOR             ____ AGAINST        ____ ABSTAIN

          7. Proposal to approve the termination of the Fund's fundamental policy prohibiting borrowing in most circumstances and the adoption of a non-fundamental policy to permit leverage of up to 15% of the Fund's total assets and certain other borrowings ("Proposal 7").


               ____ FOR             ____ AGAINST        ____ ABSTAIN

          8. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.


          Every properly signed proxy will be voted in the manner specified hereon and, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS, FOR THE APPOINTMENT OF AUDITORS AND FOR PROPOSALS 3-7.


                                    PLEASE SIGN, DATE AND RETURN PROMPTLY.
                                    RECEIPT OF NOTICE OF ANNUAL MEETING AND
                                    PROXY STATEMENT IS HEREBY ACKNOWLEDGED.




                                    ------------------------------
                                    Sign here exactly as name(s) appear(s)
                                    hereon



                                    Date:_________________________
                                    IMPORTANT - Joint owners must EACH sign.
                                    When signing as attorney, trustee, executor, administrator, guardian, or corporate officer, please give your FULL title.